AMENDMENT TO

                            ARTICLES OF INCORPORATION

                              ---------------------

     Mail to: Secretary of State

                              Corporations Section
                            1560 Broadway, Suite 200
                                Denver, CO 80202
                                 (303) 894-2251
                               Fax (303) 894-2242

MUST BE TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES
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                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is       Spinplanet.com, Inc.
                                      ------------------------------------------
SECOND: The following amendment to the Articles of Incorporation was adopted on December 18, 2000, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

       No shares have been issued or Directors Elected - Action by Incorporators
------
       No shares have been issued but Directors Elected - Action by Directors
------
       Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.
------
   X Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.


THIRD:  If changing corporate name, the new name of the corporation is

                             Red Rock Holdings, Inc.
                             -----------------------


FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

If these amendments are to have a delayed effective date, please list that date:


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            (Not to exceed ninety (90) days from the date of filing)




                                    Spinplanet.Com, Inc.

                                    Signature

                                    -----------------------------------
                                    Roxanna Weber
                                    Title: Secretary
                                    --------------------------------------